Exhibit 4.05

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SERIES B-1 PREFERRED STOCK

OF

AMYRIS BIOTECHNOLOGIES, INC.

Number of Shares:	[ ] shares

Class of Stock:	Series B-1 Preferred Stock

Initial Exercise Price:	$25.26 per share

Issue Date:	[March 31, ]/[June 30, ]/[September 30, ]/[December 31, ]

Expiration Date:	[March 31, ]/[June 30, ]/[September 30, ]/[December 31, ]

This WARRANT (this “Warrant”) certifies that, for good and valuable consideration, Advanced Equities Financial Corp. or its permitted registered assigns (“Holder”) is entitled to purchase from Amyris Biotechnologies, Inc., a California corporation (the “Company”), at any time until 5:00 p.m. (Pacific Time) on the Expiration Date set forth above, the number of fully paid and nonassessable shares of the class of stock (the “Shares”) of the Company at the Initial Exercise Price per Share (the “Warrant Price”), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.	EXERCISE.

1.1        Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. This Warrant may be exercised in whole or in part and Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2        Net Exercise Election. Holder may elect to convert this Warrant, without the payment by Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by Holder, into the number of Shares that is obtained under the following formula:

X =	Y (A-B)
A

Where:	X =	the number of Shares to be issued to Holder pursuant to this Section 1.2.

	Y =	the number of Shares then subject to this Warrant.

	A =	the fair market value of one Share, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 1.2.

	B =	the Warrant Price.

For purposes of the above calculation, fair market value of one Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each Share is convertible, if applicable, at the time of such exercise. Notwithstanding the foregoing, in the event this Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Share is convertible, if applicable, at the time of such exercise. The Company will promptly respond in writing to an inquiry by Holder as to the then current fair market value of one Share.

1.3        Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by Holder to the Company for cancellation.

1.4        Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5        Acquisition, Asset Sale, Liquidation of the Company. In the event the Company proposes to effect (i) an Acquisition (as such term is defined in the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”)); (ii) an Asset Sale (as defined in the Articles of Incorporation); or (iii) a Liquidation (as defined in the Articles of Incorporation), the Company shall give Holder at least ten (10) days advance written notice of such event (the “Company Notice”), which notice shall include the Company’s best estimate of the value of the Shares receivable upon exercise or conversion of this Warrant and the proposed date upon which such event is expected to occur. During such notice period, Holder may exercise this Warrant in accordance with its terms, whether or not exercise is contingent upon the happening of such event and/or existence of a minimum value of the Shares receivable upon exercise as provided on Holder’s exercise notice. Subject to prior exercise as provided in the preceding sentence, this Warrant will terminate immediately prior to the happening or consummation of the event described in the Company Notice.

2.	ADJUSTMENTS TO THE SHARES.

2.1        Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Company’s Common Stock payable in shares of the Company’s Common Stock or other securities of the Company or subdivides or combines the outstanding shares of the Company’s Common Stock, then upon exercise or conversion of this Warrant, unless, in case this Warrant is exercisable into shares of the Company’s Preferred Stock and the conversion ratio of such Preferred Stock already reflects such event for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend, subdivision or combination occurred.

2.2        Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than a merger, consolidation or recapitalization described in Section 1.5 above or a stock dividend, split, etc. described in Section 2.1 above), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. By way of example, such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to Common Stock pursuant to the terms of the Company’s Articles of Incorporation upon the closing of a registered public offering of the Company’s Common Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, appropriate adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.

2.3        Adjustments of Warrant Price. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are divided by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4        Conversion of Warrant Stock. If all the outstanding shares of that particular series of preferred stock defined herein as the “Shares” and specifically identified in the preamble of this Warrant (the “Series”) of the Company are converted into Common Stock pursuant to the Company’s Articles of Incorporation (subject to the provisions of Section 1.5) or otherwise, or such Series otherwise ceases to exist, then, from and after the date on which such Series is so converted or ceases to exist (the “Conversion Date”): (i) this Warrant will be exercisable for Common Stock of the Company and the term “Shares” (wherever used in this Warrant) will thereafter mean the Company’s Common Stock; and (ii) the Warrant Price will be the price obtained by dividing (a) the Purchase Price in effect immediately prior to the Conversion Date by (b) the number of shares of Common Stock (including fractional shares) into which each share of such Series was convertible immediately prior to the Conversion Date (subject to subsequent adjustment as provided herein).

2.5        Adjustment is Cumulative. The provisions of this Section 2 shall similarly apply to successive stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

2.6        Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.

2.7        Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

3.      REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

4.	REPRESENTATIONS AND AGREEMENTS OF HOLDER.

4.1        Representations. Holder hereby represents and warrants to the Company as follows. Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder’s representation in this Section 4 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. Holder, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for Holder’s own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

4.2        Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3        Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions satisfactory to the Company, as reasonably requested by the Company).

4.4        Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant to the Company for reissuance to the transferee(s) (and to the new Warrant Holder for any remaining Shares, if applicable); provided that this Warrant may only be transferred to an “affiliate” (within the meaning of Rule 405 of Regulation C promulgated under the Act) of Holder.

If a transfer of all or part of this Warrant is permitted by the preceding paragraph, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer together with a notice of assignment in the form attached as Exhibit B hereto. Upon any permitted partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Shares not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby and subject to the restrictions contained herein, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat Holder hereof as the owner of this Warrant for all purposes.

4.5        Market Standoff. Holder agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities: (i) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters and (ii) to execute any agreement reflecting clause (i) above as may be requested by the underwriters at the time of the initial public offering. The foregoing obligations shall apply only if all executive officers, directors and one-percent securityholders of the Company enter into similar agreements, it being understood that any such agreement shall not cover any equity securities of the Company Holder acquires in the Company’s initial public offering or otherwise in the public market. Any discretionary waiver or termination of the restrictions of such agreements by the Company or the managing underwriter shall apply to all persons subject to such agreements on a pro rata basis, based upon the number of shares held by each subject to such agreements. The foregoing obligations shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

5.	GENERAL PROVISIONS.

5.1        Notices. All notices required or permitted under this Warrant shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

5.2        Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.3        Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

5.4        Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

5.5        Titles and Headings. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Warrant.

5.6        Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

5.7        Severability. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

5.8        Facsimile Signatures. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Warrant.

5.9        Amendment and Waivers. This Warrant may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

5.10        Entire Agreement. This Warrant and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Series B-1 Preferred Stock of Amyris Biotechnologies, Inc. as of the date first written above.

WARRANT HOLDER:	COMPANY:

ADVANCED EQUITIES FINANCIAL CORP.	AMYRIS BIOTECHNOLOGIES, INC.

By:	By:	/s/ John Melo

Name:	Name:	John Melo

Title:	Title:	Chief Executive Officer

Address:	Address:	5885 Hollis Street, Suite 100

Emeryville, CA 94608

Attention to:	Attention to:	Chief Executive Officer

Facsimile:	Facsimile:	(510) 225-8645

[Signature Page to Warrant to Purchase Series B-1 Preferred Stock of Amyris Biotechnologies, Inc.]

EXHIBIT A

NOTICE OF EXERCISE

(TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

1.         The undersigned hereby elects to purchase                      shares of the Series B-1 Preferred Stock (the “Shares”) of Amyris Biotechnologies, Inc., a California corporation, pursuant to the terms of the attached Warrant to Purchase Series B-1 Preferred Stock with an Issue Date of [March 31,             ]/[June 30,             ]/[September 30,             ]/[December 31,             ] (the “Warrant”), as follows:

(Initial applicable method:)

a.	The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $ .

b.	This exercise or conversion [is] [is not] contingent upon the closing of the Acquisition, Asset Sale or other event specified in the Company Notice to Holder in accordance with Section 1.5 of the Warrant received by Holder on and [is] [is not] contingent upon a sale price or fair market value for the Company’s Series B-1 Preferred Stock in the Acquisition, Asset Sale or other event of no less than the lesser of (a) $ per share or (b) the per share price set forth in the Company Notice.

c.	The undersigned hereby elects to convert the Warrant into Shares by the net exercise election pursuant to Section 1.2 of the Warrant. This conversion is exercised with respect to all of the shares of Series B-1 Preferred Stock covered by the Warrant resulting in a net total of Shares being issued to the undersigned.

2.         Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 4.1 of the attached Warrant.

Advanced Equities Financial Corp.

By:

Name:

Title:

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned Holder of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of the Shares set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                               Attorney to make such transfer on the books of Amyris Biotechnologies, Inc., a California corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:	Advanced Equities Financial Corp.

By:

Name:

Title:

Schedule

of

Warrants to Purchase Shares of Series B-1 Preferred Stock Issued by the Registrant to Advanced

Equities Financial Corp.

on the

Form of Warrant to Purchase Series B-1 Preferred Stock of the Registrant to Advanced Equities

Financial Corp.

Issue Date	Number of Warrant Shares	Expiration Date

3/31/08	8,991	3/31/15

6/30/08	53,916	6/30/15

9/30/08	32,330	9/30/15

12/31/08	5,478	12/31/15

3/31/09	3,843	3/31/16